EXHIBIT 10.12

                                                     Date of Grant: May 31 2001



                             STOCK OPTION AGREEMENT


     THIS AGREEMENT is made by and between Dragon Pharmaceutical, Inc., a Florida corporation (the "Company") and Kin Foon Tai (Joe) ("Optionee"), is effective as of May 31 2001.

     In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Optionee, in the manner and subject to the conditions hereinafter provided, the right, privilege and option to purchase (the "Option") an aggregate of one hundred and twenty five thousand (125,000) shares of the Company's Common Stock, no par value, (the "Shares"). This Option is specifically conditioned on compliance with the terms and conditions set forth herein.

2. Term of Option. Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be five (5) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

3. Exercise

3.1. Exercise of Option. This Option shall become fully exercisable upon the execution of this agreement.

3.2. Manner of Exercise. The Vested Portion of this Option may be exercised from time to time, in whole or in part, by presentation of a Request to Exercise Form, substantially in the form attached hereto, to the Company at its principal office, which Form must be duly executed by Optionee and accompanied by payment (by check or certified check) to the Company, in the aggregate amount of the Exercise Price (as defined below), multiplied by the number of Shares the Optionee is purchasing at such time, subject to reduction for withholding for tax obligations as provided in Section 13, if any.

Upon receipt and acceptance by the Company of such Form accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

3.3. Exercise Price. The exercise price (the "Exercise Price") payable upon exercise of this Option shall be US $1.80 per Share.

4. Exercise After Certain Events.

4.1. Termination of Employment, Directorship or Consultant Relationship. If for any reason other than permanent and total disability (as defined below) or death an Optionee ceases to be employed by, be a director of, or be a consultant to the Company, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within 30 days after the date of such termination or such lesser period specified in the Option Agreement (but in no event after the expiration date of the Option).

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4.2.  Permanent  Disability and Death.  If an Optionee  becomes  permanently and totally disabled or dies while employed by the Company, or while acting as an officer, director or consultant of the Company, Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within 6 months after the disability or death (but in no event after the expiration date of the Option).

5. Restrictions on Transfer of Option. This Option is not transferable by Optionee other than by will or the laws of descent and distribution and is exercisable only by the Optionee during his lifetime except as provided in
Section 4.2. above. The Option and the Shares underlying the Option shall not be available for the debts or obligations of the Optionee, nor shall it be subject to disposition by transfer, alienation, pledge, or other means of disposition, whether voluntary or involuntary or by operation of law through judgment, levy, attachment, garnishment, or other legal proceeding (including bankruptcy).

6. Adjustment for Changes in Capitalization. The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the
Shares, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option may be exercised and the exercise price at which this Option may be exercised will be made.

7. Dissolution, Liquidation, Merger.

7.1. Company Not The Survivor. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination, or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), and if the Optionee does not exercise the entire Option within 30 days of such event, the Board of Directors and Optionee may agree to (i) cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation, or sale exceeds the exercise price of the Option or (ii) assign the Option and all rights and obligations under it to the successor entity, with all such rights and obligations being assumed by the successor entity.

7.2.  Company  is  the  Survivor.  In  the  event  of a  merger,  consolidation, combination, or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Agreement.

8. Reservation of Shares. The Company agrees that prior to the earlier of the expiration of this Option or the exercise and purchase of the total number of Shares represented by this Option, there shall be reserved for issuance and delivery upon exercise of this Option such number of the Company's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement.

9. No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any Shares covered by this Option unless the Optionee shall have exercised this Option, and then only with respect to the Shares underlying the portion of the Option exercised. The Optionee shall have no right to vote any Shares, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation until Optionee has effectively exercised this Option and fully paid for such Shares. Subject to Section 6, no

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adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the Shares has been acquired by the Optionee.

10. No Rights to Employment or Continued Employment. The grant of this Option shall in no way be construed so as to confer on Optionee the rights to employment or continued employment by the Company. Nothing hereunder shall confer upon any Optionee any right to employment or to continue in the employ of the Company, or to interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate or discharge any Optionee at any time for any reason whatsoever, with or without cause.

11. Suspension and Termination. In the event the Board of Directors reasonably believes that the Optionee has committed an act of misconduct specified below, the Board of Directors may suspend the Optionee's right to exercise any Option pending final determination by the Board of Directors, which final determination shall be made within five (5) business days of such suspension. If the Board of Directors determines that an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty, or deliberate disregard of the Company rules resulting in loss, damage, or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option hereunder. In approving the termination of any Option pursuant to this Section 11, at least 80% of the non-interested Board of Directors must approve such termination. In making such determination, the Board of Directors shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf.

12. Participation in Other Option Plans. The grant of this Option shall not prevent Optionee from participating or being granted other options in other plans provided that the Optionee meets the eligibility requirements.

13. Payment of Taxes. Unless the Board of Directors permits otherwise, the Optionee shall pay the Company in cash all local, state and federal withholding taxes applicable, in the Board of Directors' absolute discretion, to the grant or exercise of this Option, or the transfer or other disposition of Shares acquired upon exercise of this Option. Any such payment must be made promptly when the amount of such obligation becomes determinable. The Board of Directors may, in lieu of such cash payment, withhold that number of Shares sufficient to satisfy such withholding.

14. Issue and Transfer Tax. The Company will pay all issuance taxes, if any, attributable to the initial issuance of Shares upon the exercise of the Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Optionee.

15. Compliance with Securities Laws. The Company shall not be obligated to issue any Shares upon exercise of this Option unless such Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws. Upon exercising all or any portion of this Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in such Shares to comply with applicable securities laws. Evidences of ownership of Shares acquired upon exercise of this Option shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws or this Agreement.

16. Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

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        To the Optionee:

                      Kin Foon Tai (Joe)
                      Suite 630, 1090 West Pender Street
                      Vancouver, British Columbia
                      V6E 2N7

        To the Company:

                      Dragon Pharmaceutical
                      1200 - 543 Granville Street
                      Vancouver, British Columbia, V6C 1X8, Canada


17. Applicable Law. This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of British Columbia.

18. Attorney's Fees. In the event of any litigation, arbitration, or other proceeding arising out of this Option, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorney's fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorney's fees and costs incurred. This attorney's fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding, and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

19. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

20. Tax Effect. The federal tax consequences of stock options are complex and subject to change. Each person should consult with his or her tax advisor before exercising any Option or disposing of any Shares acquired upon the exercise of an Option.

21. Counterparts. This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Option Agreement has been executed as of the 31st day of May 2001 at Vancouver, British Columbia.

THE COMPANY:                                DRAGON PHARMACEUTICAL, INC.


                                     By:
                                          ------------------------------------


OPTIONEE:
                                          ------------------------------------
                                                   Kin Foon Tai (Joe)